UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 19, 2017
SUPERVALU INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5418	41-0617000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11840 Valley View Road Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 828-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 19, 2017, SUPERVALU INC. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders approved the proposal to authorize the Board of Directors of the Company, in its discretion but prior to the annual meeting of the Company’s stockholders in 2018, to amend the Company’s Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-5 to 1-for-7, such ratio to be determined by the Board of Directors of the Company, and to reduce the number of authorized shares of common stock by a corresponding ratio.

On July 19, 2017, following the Annual Meeting, the Board of Directors of the Company approved a 1-for-7 reverse stock split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”), and on July 20, 2017, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect the Reverse Stock Split. The Reverse Stock Split will become effective at the close of business on August 1, 2017, and the Company’s common stock will begin trading on a split-adjusted basis when the market opens on August 2, 2017.

When the Reverse Stock Split becomes effective, every 7 shares of the Company’s issued and outstanding common stock (and such shares held in treasury) will automatically be converted into one share of common stock, without any change in the par value per share. The number of authorized shares of the Company’s common stock will be reduced to 57,142,857, while the number of issued and outstanding shares will be reduced from approximately 268,504,100 to 38,351,030. No fractional shares will be issued following the Reverse Stock Split. In lieu of any fractional shares, any holder of less than one share of common stock will be entitled to receive cash for such holder’s fractional share. The Reverse Stock Split will not impact the authorized number of shares of preferred stock of the Company, none of which are outstanding.

In addition, the Reverse Stock Split will reduce the number of shares of common stock available for issuance under the Company’s equity compensation plans in proportion to the reverse stock split ratio. Upon effectiveness, the Reverse Stock Split will cause a reduction in the number of shares of common stock issuable upon exercise or vesting of equity awards in proportion to the reverse stock split ratio and will cause a proportionate increase in any exercise price of such awards. The number of shares of common stock issuable upon exercise or vesting of equity awards will be rounded to the nearest whole share.

The Company’s common stock will continue to trade on the NYSE under the symbol “SVU.” The new CUSIP number for common stock following the Reverse Stock Split will be 868536 301.

Wells Fargo Shareowner Services, the Company’s transfer agent, will act as the exchange agent for the Reverse Stock Split.

For more information about the Reverse Stock Split, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 5, 2017 (the “2017 Proxy Statement”), the relevant portions of which are incorporated herein by reference. A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07.                   Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on the following proposals set forth in the 2017 Proxy Statement. On the record date for the Annual Meeting, there were 268,531,927 shares of the Company’s common stock outstanding and entitled to vote.

(1)A proposal to elect nine directors to the Company’s Board of Directors to each serve a one year term. Each director nominee was elected to the Board of Directors and received the following votes:

Director	For	Against	Abstain	Broker Non-Votes
Donald R. Chappel	195,656,636	1,729,483	154,547	39,817,367
Irwin S. Cohen	195,039,651	2,352,312	148,703	39,817,367
Philip L. Francis	194,802,389	2,591,176	147,101	39,817,367
Mark Gross	195,417,681	1,564,945	558,040	39,817,367
Eric G. Johnson	195,743,626	1,637,526	159,514	39,817,367
Mathew M. Pendo	195,262,086	2,107,338	171,242	39,817,367
Francesca Ruiz de Luzuriaga	195,288,089	2,068,107	184,470	39,817,367
Frank A. Savage	195,678,400	1,696,315	165,951	39,817,367
Mary A. Winston	194,724,218	2,660,963	155,485	39,817,367

(2)A proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 24, 2018. The proposal was approved and received the following votes:

For	Against	Abstain
234,218,815	2,425,307	713,911

(3)A proposal to approve, by non-binding vote, the compensation of the Company’s named executive officers as disclosed in the 2017 Proxy Statement. The proposal was approved and received the following votes:

For	Against	Abstain	Broker Non-Votes
192,623,942	3,738,717	1,178,007	39,817,367

(4)A proposal to recommend, by non-binding vote, the frequency of votes on executive compensation. The stockholders recommended an annual vote on executive compensation and the proposal received the following votes:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
153,010,402	1,764,143	41,606,498	1,159,623	39,817,367

(5)A proposal to authorize the Board of Directors, in its discretion, to amend our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio of 1-for-5 to 1-for-7, such ratio to be determined by the Board of Directors. The proposal was approved and received the following votes:

For	Against	Abstain
228,256,768	7,467,186	1,634,079

In the 2017 Proxy Statement, the Company indicated its expectation that this proposal would be considered a “non-routine” matter under applicable New York Stock Exchange (“NYSE”) rules for which brokers and other nominees would not have discretionary authority to vote without receiving specific voting instructions. However, the NYSE deemed this proposal to be a routine matter, meaning that brokers were permitted to vote shares on the proposal without specific instructions. We have determined that brokers voted a total of 39,817,367 uninstructed shares. Although we do not know with certainty how those shares were voted on this proposal, we have assumed that all of those shares were voted “For” this proposal. If those shares had not been voted and, instead, been treated as broker non-votes, the number of “For” votes cast on this proposal would still have constituted 70.17% of the shares outstanding. As a result, the treatment of this proposal as a “routine” matter by the NYSE, and the resulting voting of uninstructed shares by brokers on a discretionary basis, did not have any effect on the outcome of this proposal.

Item 9.01.   Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation of SUPERVALU INC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 20, 2017

SUPERVALU INC.

By: /s/ Karla C. Robertson

Karla C. Robertson
Executive Vice President, General Counsel and
Corporate Secretary
(Authorized Officer of Registrant)

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation of SUPERVALU INC.